SCHEDULE A
                        AMENDED AS OF SEPTEMBER 30, 2017
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                         DATED OCTOBER 30, 2015 BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                       CHIRON INVESTMENT MANAGEMENT, LLC

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

THIS AGREEMENT RELATES TO THE FOLLOWING FUNDS OF THE TRUST:

---------------------------------------------------------------------------------------------------
NAME OF FUND            SHARE CLASS              MAXIMUM ANNUAL          INITIAL TERM END DATE
                                                OPERATING EXPENSE
                                                     LIMIT
---------------------------------------------------------------------------------------------------
Chiron Capital         Class I Shares                1.13%                  February 28, 2018
Allocation Fund
---------------------------------------------------------------------------------------------------
Chiron SMid            Class I Shares                1.20%                  February 28, 2019
Opportunities Fund
---------------------------------------------------------------------------------------------------

Acknowledged and Accepted by:

THE ADVISORS' INNER CIRCLE FUND III

/s/ Dianne Descoteaux
---------------------
Name: Dianne Descoteaux
Title: VP & Secretary


CHIRON INVESTMENT MANAGEMENT, LLC

/s/ Ryan Caldwell
---------------------
Name: Ryan Caldwell
Title: Co-Founder/CIO